Home Equity Loan-Backed Term Notes, GMACM Series 2001-CL1 Group 1
                             Payment Date 01/25/2002
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Servicing Certificate
Beginning Pool Balance                                           124,483,729.85
Beginning PFA                                                     31,552,056.91
Ending Pool Balance                                              131,240,535.58
Ending PFA Balance                                                23,357,117.38
Principal Collections                                              1,438,133.80
Principal Draws                                                               -
Net Principal Collections                                          1,438,133.80
Active Loan Count                                                         5,095

Interest Collections                                               1,568,101.38

Weighted Average Net Loan Rate                                        15.37000%
Substitution Adjustment Amount                                             0.00

            Beginning              Ending                                                   Interest    Security
Term Notes   Balance              Balance          Factor       Principal      Interest    Shortfalls      %          Coupon
----------   -------              -------          ------       ---------      ---------   ----------      -          ------
Class A-1      56,747,500.76      55,309,366.96    0.9459120    1,438,133.80    103,091.29        0.00   0.363306         2.180%
Class A-2      16,387,000.00      16,387,000.00    1.0000000            0.00     68,142.61        0.00    0.10764         4.990%
Class A-3      40,306,000.00      40,306,000.00    1.0000000            0.00    214,629.45        0.00   0.264755         6.390%
Class M1       15,776,000.00      15,776,000.00    1.0000000            0.00     92,815.47        0.00   0.103627         7.060%
Class M2       11,832,000.00      11,832,000.00    1.0000000            0.00     73,062.60        0.00    0.07772         7.410%
Class B         9,466,000.00       9,466,000.00    1.0000000            0.00     62,317.83        0.00   0.062179         7.900%

Certificates    -                    -               -              -         1,008,748.03      -          -            -

Beginning Overcollateralization Amount                             5,521,286.00
Overcollateralization Amount Increase (Decrease)                           0.00
Outstanding Overcollateralization Amount                           5,521,286.00
Overcollateralization Target Amount                                8,676,815.73

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                      Number        Percent
                                                                        Balance                      of Loans     of Balance
Delinquent Loans (30 Days)                                         1,393,835.01                         62           1.06%
Delinquent Loans (60 Days)                                           595,012.20                         24           0.45%
Delinquent Loans (90+ Days) (1)                                       37,900.00                         1            0.03%
Foreclosed Loans                                                              -                         0            0.00%
REO                                                                        0.00                         0            0.00%

(1) 90+ Figures Include Foreclosures and REO

                                                         Liquidation To-Date
Beginning Loss Amount                                                      0.00
Current Month Loss Amount                                                  0.00
Current Month Principal Recovery                                           0.00
Net Ending Loss Amount                                                     0.00               0.00

                                                            Special Hazard                            Fraud       Bankruptcy
Beginning Amount                                                           0.00                            0.00            0.00
Current Month Loss Amount                                                  0.00                            0.00            0.00
Ending Amount                                                                 -                               -               -

Liquidation Loss Distribution Amounts                                      0.00
Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

Capitalized Interest Account
Beginning Balance                                                    259,767.45
Withdraw relating to Collection Period                                     0.00
Interest Earned (Zero, Paid to Funding Account)                           0.00
                                                                          ----
Total Ending Capitalized Interest Account Balance as of Payment Date 259,767.45
Interest earned for Collection Period                                    603.16
Interest withdrawn related to prior Collection Period                     45.20


Prefunding Account
Beginning Balance                                                 31,552,056.91
Additional Purchases during Revolving Period                      (8,194,939.53)
Excess of Draws over Principal Collections                                0.00
                                                                          ----
Total Ending Balance as of Payment Date                           23,357,117.38
Interest earned for Collection Period                                 54,102.74
Interest withdrawn related to prior Collection Period                  4,052.94

Cuurent Month Repurchases Units                                               0
Cuurent Month Repurchases ($)                                                 0
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